SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of
1934

Date of Report (Date of earliest event reported)
May 7, 1999

Unigas E&P Inc. formerly know as Cronus Corporation a Nevada corporation
(Exact name of registrant as specified in its charter)

Commission File No. 0-9297

36-3880744
(I.R.S. Employer Identification No.)

800 Seagate Drive, Suite 203, Naples, Florida 34103
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:
(941) 403-1005


Item 1.		Changes in Control of Registrant.

	See Item 6 below.  Due to the resignations of Douglas
Ohlman and James W. McCabe, control of the Company no longer rests with management.

Item 2.		Acquisition or Disposition of Assets.

	None.

Item 3.		Bankruptcy or Receivership.

	None.

Item 4.		Changes in Registrant's Certifying
Accountant.

	By mutual agreement, the issuer's independent accountants, Addison, Roberts & Ludwig, C.P.A.'s P.C., will not perform further accounting services for the issuer as of May 7, 1999. The issuer retained the accounting firm of Demian & Co., C.P.A.'s on May 11, 1999 as its independent auditor. The Board of Directors approved the appointment of Demian & Co., C.P.A.'s on May 19, 1999

	Addison, Roberts & Ludwig reports on the financial statements for the past two years do not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.
Furthermore, there was no disagreements with the former accountants on any matter of accounting principle or practices, financial statement disclosure, or audit scope or procedure, which, if not resolved to the former accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report.

	The decision to change accountants was approved by the Board of Directors on May 17, 1999.

	After review of the foregoing disclosure, the accounting firm of Addison, Roberts indicated its assent with the above statements.

Item 5.		Other Events.

	None.


Item 6.		Resignations of Registrant's Directors.

	Douglas Ohlman resigned as Treasurer and Director on March 31, 1999 in order pursue personal interests.

James W. McCabe resigned as President and Director on
May 14, 1999 in order to devote himself to his private company.

Item 7.		Financial Statements and Exhibits.

	None.

Item 8.		Change in Fiscal Year.

	None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Unigas E&P Inc.
   (Registrant)


Date:  May 18, 1999

s/s Kevin M. Sherlock

Kevin M. Sherlock, Vice-President